EXHIBIT 99.2


             GOUVERNEUR BANCORP, INC. ANNOUNCES SEMI-ANNUAL DIVIDEND


August 27, 2004

Gouverneur, New York - - - Richard F. Bennett, President and Chief Executive Officer of Gouverneur Bancorp, Inc. (AMEX:GOV) (the "Company") and its subsidiary, Gouverneur Savings and Loan Association (the "Bank"), announced today that the Company's board of directors has declared a semi-annual dividend payment of $0.13 per share for all holders of record of the Company's common stock as of September 15, 2004 and payable on September 30, 2004.

Mr. Bennett commented that "We are happy to be able to share our earnings with our shareholders through the payment of another semi-annual dividend. Gouverneur Savings and Loan Association continues to be strong and well-capitalized."

Founded in 1892, the Bank is a federally chartered savings and loan association offering a variety of banking products and services to individuals and businesses in its primary market area of St. Lawrence County and the Alexandria Bay area located in Jefferson County.


Note: This press release may contain certain statements, which are not historical facts or which concern the Bank's future operations or economic performance and which are considered forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Bank cautions that all forward-looking statements involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors, such as changing economic and competitive conditions and other risks and uncertainties. In addition, statements in this news release regarding historical stock price performance are not indicative of or guarantees of future price performance.